                                                                  EXHIBIT 4.3(A)


                              CASINO MAGIC CORP.

            STOCK OPTION AGREEMENT FOR NON-STATUTORY STOCK OPTIONS

     THIS AGREEMENT, made and entered into effective as of the 20 day of December, 1995, by and between Casino Magic Corp., a Minnesota corporation (hereinafter referred to as the "Company"), and James E. Ernst (hereinafter referred to as the "Employee").

                             W I T N E S S E T H :

     WHEREAS, the Employee has entered into an Employment Agreement (the "Employment Agreement") with the Company dated December 20, 1995; and

     WHEREAS, the Company considers it desirable and in its best interest that the Employee be given an inducement to acquire a further proprietary interest in the Company, and an added incentive to advance the interests of the Company and its subsidiaries, by possessing an incentive stock option to purchase common shares of the Company.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein, the parties hereto agree as follows:

     1.   Grant of Option. The Company grants to the Employee a non-statutory
          ---------------
stock option to purchase 490,000 common shares of the Company at a purchase price of $4.75 per share, in the manner and subject to the conditions hereinafter provided.

     2.   Time of Exercise of Option. The option granted under this Agreement
          --------------------------
may be exercised by the Employee after December 19, 1996, as to 98,000 of the common shares purchasable hereunder; after December 19, 1997, as to an additional 98,000 of said common shares, after December 19, 1998, as to an additional 98,000 of said common shares; after December 19, 1999 as to an additional 98,000 of such common shares; and all of such shares may be purchased after December 19, 2000.

     3.   Method of Exercise.
          ------------------

          a. The option shall be exercised by written notice to the Board of Directors of the Company, at the Company's principal place of business, accompanied by cash, cashier's check or certified check in payment of the purchase price for the number of the common shares specified and paid for, and accompanied by any document reasonably required by the Company to be executed by Employee, acknowledging the applicable restrictions on the transfer of the common shares being purchased as set forth under Section 7 of this Agreement.

          b. In the event common shares of the Company are listed on the NASDAQ National Market System or any exchange registered under the Securities Exchange Act of 1934 at the time all or any part of the option is exercised, in lieu of cash (and so long as the per share market price of common shares of the Company is then greater than the per share purchase price payable in respect of the common shares being purchased upon exercise of the options) the purchase price payable in exercise of the options may be paid by Employee by exchanging for cancellation by the Company common shares of the Company previously issued to Employee based on the fair market value of the common shares on the first trading day immediately preceding the date of exercise of the options. The fair market value of the common shares being offered as the exercise price shall equal the high bid price per common share as quoted on the NASDAQ system, or the closing sale price per common share as listed on an exchange registered under the Securities Exchange Act of 1934.

          c. The Company shall make prompt delivery of a certificate or certificates representing such common shares, provided that if any law or regulation requires the Company to take any action with respect to the common shares specified in such notice before the issuance thereof, then the date of delivery of such common shares shall be extended for the period necessary to take such action. If less than all common shares purchasable under the option are purchased, the Company will, promptly following such exercise, execute and deliver to Employee either an addendum to this Agreement or a new stock option agreement (dated the date thereof) evidencing the number of common shares remaining purchasable under the option after adjustment for any portion of the option exchanged in lieu of cash. The option must be exercised with respect to at least 500 of the common shares, unless a lesser number of the common shares are then exercisable, in which case it must be exercised with respect to such lesser number.

     4.   Termination of Option. Except as herein otherwise stated, any option
          ---------------------
granted under this Agreement, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:

          a. Upon termination of Employee's employment by the Company or any of its subsidiaries, as the case may be, if such termination is effected by the Company or any of its subsidiaries, as the case may be, under Section 4(a) or 4(d) of the Employment Agreement;

          b.   Upon the voluntary termination of employment by Employee; or

          c.   The close of business on December 19, 2001.

     5.   Reclassification, Consolidation or Merger. If and to the extent that
          -----------------------------------------
the number of issued common shares of the Company shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of common shares subject to option and the option price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, or sells or transfers substantially all of its assets to another corporation, the Employee shall be entitled to receive options covering common shares of such reorganized, consolidated, merged or successor company in the same proportion, at a substantially equivalent economic value, and subject to the same conditions, or in lieu thereof, the option granted under this Agreement shall fully vest and be exercisable immediately prior to the effective date of such reorganization, consolidation, merger, sale or transfer. Notwithstanding the foregoing, if Employee's employment with the successor corporation is terminated or materially altered in a manner which is adverse to Employee, the options granted under this Agreement shall vest and be exercisable immediately prior to such termination or alteration. If new options are received upon such reorganization or transfer under the terms of this Section, the excess of the fair market value of the common shares subject to the option immediately after the reorganization, consolidation, merger, sale or transfer over the aggregate option price of such common shares shall not be more than the excess of the aggregate fair market value of all common shares subject to the option immediately before such reorganization, consolidation, merger, sale or transfer over the aggregate option price of such common shares, and the new option or assumption of the old option shall not give the Employee additional benefits which he did not have under the old option.

     6.   Rights Prior to Exercise of Option. Employee shall have no rights as a
          ----------------------------------
stockholder with respect to any common shares purchasable hereunder until payment of the option price and delivery to him of such common shares as herein provided.

     7.   Restriction on Disposition. All common shares acquired by Employee
          --------------------------
pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the Company's By-Laws, or imposed by applicable state and federal laws or regulations regarding the registration or qualification of such acquisition of common shares. All such common shares may not be sold or otherwise disposed of unless there is an effective registration statement covering such disposition under the Securities Act of 1933 (the "Act"), and effective registrations and qualifications under applicable state securities laws, or exemptions from such registration or qualifications under the Act and state securities laws are applicable.

     8.   Transferability of Option/Vesting Upon Death. The options granted
          --------------------------------------------
under this Agreement are transferable by Employee during his lifetime with the prior written consent of the Company, which it may withhold for any reason. In the event of the death of Employee, the options granted under this Agreement shall become fully vested, notwithstanding the vesting schedule in Paragraph 2, and shall be transferable by will or in accordance with the laws of descent and distribution, and shall remain exercisable until the close of business on the date specified in Paragraph 4 hereof.

     9.   Binding Effect. This Agreement shall inure to the benefit of and be
          --------------
binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. If possible, this Agreement shall be construed along with and in addition to any other agreement which the Company and Employee may enter into, but any provision in this Agreement which contradicts any provision of any other agreement shall take precedence and be binding over such other provision. Any masculine personal pronoun used herein shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

     IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed effective on the day and year first above written.

                         CASINO MAGIC CORP.

                         By: /s/ Marlin F. Torguson
                            ------------------------------------
                            Marlin F. Torguson, President


                            /s/ James E. Ernst
                            ------------------------------------
                            James E. Ernst

                                       3